Exhibit 99.1

Vericel Corporation 64 Sidney Street Cambridge, MA 02139 T 617 252-7999 F 617 252-7550 www.vcel.com

Aastrom Biosciences Changes Name to Vericel Corporation

Headquarters moved to Cambridge, Mass.; New ticker symbol: VCEL

CAMBRIDGE, Mass., November 24, 2014 (GLOBE NEWSWIRE) — Aastrom Biosciences, Inc. (NASDAQ: ASTM), a leading developer of patient-specific expanded cellular therapies for the treatment of severe diseases and conditions, today announced the change of its corporate name to Vericel Corporation (“Vericel”), effective immediately.  The name change has been approved by the company’s shareholders.  In conjunction with this change, the company has moved its headquarters to Cambridge, Massachusetts, site of its commercial manufacturing facility.  Vericel also will maintain operations and several key corporate functions in Ann Arbor, Michigan.

“Our new corporate name best reflects the nature of our business moving forward as a commercial-stage specialty biologics company with a robust portfolio of marketed and late-stage cell therapy products,” said Nick Colangelo, president and chief executive officer of Vericel.  “Moving our headquarters to Cambridge also is an important step because it puts us in one of the most vibrant centers for biotechnology and regenerative medicine in the world and allows us to access world-class talent and technologies as we continue to grow our company.”

The company’s common stock will begin trading tomorrow, November 25, 2014, at market open on the NASDAQ Capital Market under its new stock ticker symbol “VCEL”.  The new CUSIP number for the company’s common stock is 92346J108 following the name and ticker change.

About Vericel Corporation

Vericel Corporation (formerly Aastrom Biosciences, Inc.) is a leader in developing patient-specific expanded cellular therapies for use in the treatment of patients with severe diseases and conditions.  The company markets two autologous cell therapy products in the United States: Carticel® (autologous cultured chondrocytes), an autologous chondrocyte implant product for the treatment of cartilage defects in the knee, and Epicel® (cultured epidermal autografts), an autologous permanent skin replacement for the treatment of severe burns.  Vericel is also developing MACI™, a third-generation autologous chondrocyte implant for the treatment of cartilage defects in the knee, and ixmyelocel-T, a patient-specific multicellular therapy for the treatment of advanced heart failure due to ischemic dilated cardiomyopathy.  For more information, please visit the company’s new website at www.vcel.com.

The Vericel Corporation logo is available at

http://www.globenewswire.com/newsroom/prs/?pkgid=29189.

This document contains forward-looking statements, including, without limitation, statements concerning anticipated progress, objectives and expectations regarding the change of corporate name and headquarters relocation and integration of the acquired business, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “potential,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with competitive developments, integration of the acquired business, clinical trial and product development activities, regulatory approval requirements, the availability and allocation of resources among different potential uses, estimating the commercial potential of our products and product candidates and growth in revenues, market demand for our products, and our ability to supply or meet customer demand for our products.  These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (“SEC”) on March 13, 2014, Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements reflect management’s current views and Vericel does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

CONTACT:

Chad Rubin

The Trout Group

crubin@troutgroup.com

(646) 378-2947

or

Lee Stern

The Trout Group

lstern@troutgroup.com

(646) 378-2922